Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
INTERFERON SCIENCES, INC.


We consent to incorporation by reference in (i) the Registration Statement (No. 33-64921) on Form S-3, ii) the Registration Statement (No. 333-04381) on Form S-3, (iii) the Registration Statement (No. 333-19451) on Form S-3, (iv) the Registration Statement (No. 33-30209) on Form S-8, and (v) the Registration Statement (No. 333-34203) on Form S-3 of Interferon Sciences, Inc. of our report dated April 2, 1998 relating to the consolidated balance sheets of Interferon Sciences, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Interferon Sciences, Inc.

                                                        KPMG Peat Marwick LLP


New York, New York
April 15, 1998